Exhibit 99.1

Newell Rubbermaid Reports Strong Third Quarter Results
» 5.9% Core Sales Growth and Normalized EPS of $0.62
» 3.1% Net Sales Growth and Reported EPS of $0.50
» Increases 2015 Core Sales Guidance and Reaffirms 2015 Normalized EPS
» Provides Initial Outlook for 2016

Third Quarter Executive Summary

»    5.9 percent core sales growth, which excludes a 340 basis point net contribution from acquisitions and planned/completed divestitures and a 620 basis point negative impact from foreign currency; 3.1 percent net sales growth

» 39.5 percent normalized gross margin, a 30 basis point improvement compared to the prior year; 39.1 percent reported gross margin, a 30 basis point improvement compared to the prior year
» 15.2 percent normalized operating margin, a 90 basis point improvement compared to the prior year; 12.2 percent reported operating margin, a 50 basis point improvement compared to the prior year

»    $0.62 normalized EPS compared to $0.58 in the prior year, a 6.9 percent increase despite a $0.14 negative impact from foreign currency; $0.50 reported EPS compared to $0.44 in the prior year, a 13.6 percent increase

» Acquisition of Elmer’s Products, Inc. was completed in October
» Repurchased 1.0 million shares at a cost of $42.3 million
» Increased core sales growth guidance to 5.0 to 5.5 percent and reaffirmed 2015 guidance for normalized earnings per share of $2.14 to $2.20

»    Provided 2016 financial outlook for core sales growth of 5 to 6 percent and normalized EPS of $2.35 to $2.44. Excluding Venezuela, core sales growth of 4 to 5 percent and normalized EPS of $2.21 to $2.30

ATLANTA, October 30, 2015 - Newell Rubbermaid Inc. (NYSE: NWL) announced its third quarter 2015 financial results today.

“We delivered another very good quarter with core sales growth of 5.9 percent driven by strengthened innovation, sustained high investment in our brands and outstanding commercial execution,” said Michael Polk, President and Chief Executive Officer. “All five segments and all four regions grew core sales, led by Writing growth of 11 percent and Baby growth of over 8 percent. Our Win Bigger businesses grew nearly 9 percent. This strong growth was complemented by good gross and operating margin expansion resulting in nearly 7 percent normalized earnings per share growth, despite unprecedented foreign exchange challenges.
“We have delivered three consecutive quarters of very competitive results and our brand and innovation led operating model is working to accelerate growth while simultaneously expanding margins. In 2016, we expect to deliver another year of strong core sales and earnings growth, with core sales growth of 5 to 6 percent and normalized earnings per share of $2.35 to $2.44.”

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Third Quarter 2015 Operating Results

Net sales in the third quarter were $1.53 billion compared with $1.48 billion in the prior year. Core sales grew 5.9 percent. The net contribution from acquisitions and planned/completed divestitures was 340 basis points and foreign currency had a negative impact of 620 basis points.

Reported gross margin was 39.1 percent, a 30 basis point improvement versus prior year.

Normalized gross margin also expanded by 30 basis points to 39.5 percent, as benefits from productivity and pricing more than offset the negative impacts of foreign currency and mix from acquisitions.

Third quarter reported operating margin was 12.2 percent and operating income was $186.6 million, compared with 11.7 percent and $173.2 million, respectively, in the prior year.

Normalized operating margin was 15.2 percent, a 90 basis point improvement compared with the prior year. Normalized operating income was $232.4 million compared with $212.9 million in the prior year, fueled by increased gross margin and reduced overheads.

The reported tax rate for the quarter was 16.1 percent compared with 18.7 percent in the prior year. The normalized tax rate was 20.0 percent compared with 19.5 percent in the prior year.

Normalized net income was $168.1 million compared with $159.2 million in the prior year. Normalized diluted earnings per share were $0.62, an increase of 6.9 percent versus $0.58 in the prior year. The improvement in normalized diluted earnings per share was primarily attributable to the increase in core sales, the contribution from prior year acquisitions, gross margin expansion, lower overhead costs and the positive impact of fewer outstanding shares, which more than offset negative foreign currency impacts and increased interest expense related to borrowing in support of prior year acquisitions.

Reported diluted earnings per share were $0.50, compared with $0.44 per diluted share in the prior year. Reported net income was $134.2 million, compared with $122.3 million in the prior year. In addition to the factors cited in the explanation of normalized diluted earnings per share, reported diluted earnings per share benefited from a lower tax rate, though were negatively impacted by higher incremental restructuring and other Project Renewal transformation costs.

Operating cash flow was $339.9 million compared with $339.2 million in the prior year period.

A reconciliation of the “as reported” results to “normalized” results is included in the appendix.

Third Quarter 2015 Operating Segment Results

Writing net sales for the third quarter were $459.5 million, a 1.4 percent increase compared to the prior year, with strong core sales growth largely offset by a negative 960 basis point impact from foreign currency. Writing core sales increased 11.0 percent, with growth in all four regions driven by strong Back-to-School performance and market share growth, excellent innovation, broadened core distribution, strengthened marketing support and pricing in Latin America. Normalized operating income was $116.4 million compared with $109.4 million in the prior year. Normalized operating margin was 25.3 percent compared with 24.1 percent in the prior year as the benefits from pricing and productivity more than offset negative foreign currency impacts.

Home Solutions net sales were $459.4 million, a 10.2 percent increase compared to the prior year, driven by the positive 1150 basis point impact of the Contigo and bubba brand acquisitions and continued strong growth on Rubbermaid Food Storage, partially offset by a negative 180 basis point impact from foreign currency and a negative 30 basis point impact from the planned divestiture of the Décor business. Core sales, which exclude the Décor business, increased 0.8 percent, with Food & Beverage growth largely offset by the planned contraction of the lower margin Rubbermaid Consumer Storage business. Normalized operating income was $76.5 million versus $64.0 million in the prior year. Normalized operating margin expanded by 140 basis points to 16.7 percent primarily due to the positive mix effect from Food & Beverage growth, input cost deflation and strong productivity.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Tools net sales were $196.7 million, an 8.4 percent decline compared to the prior year driven by a negative 1150 basis point impact from foreign currency. Core sales grew 3.1 percent, with growth in all four regions driven by innovation and pricing, partially offset by the impact of soft market conditions on the company’s industrial bandsaw business. Normalized operating income was $20.5 million, or 10.4 percent of sales, versus $23.5 million, or 10.9 percent of sales, in the prior year. The impact of negative foreign currency and increased advertising and promotion spending was only partially offset by pricing and productivity.

Commercial Products net sales were $206.8 million, a 5.1 percent decline compared to the prior year driven by a negative 330 basis point impact from foreign currency and a negative 550 basis point impact from the divestiture of the Rubbermaid medical carts business during the quarter. Core sales, which exclude the medical carts business, increased 3.7 percent driven by innovation and pricing in North America and EMEA. Normalized operating income was $31.4 million compared with $27.5 million in the prior year. Normalized operating margin was 15.2 percent, compared with 12.6 percent in the prior year, primarily driven by pricing, productivity and input cost deflation, partially offset by the impact of negative foreign currency.

Baby & Parenting net sales were $207.6 million, a 14.4 percent increase compared to the prior year, driven primarily by the acquisition of Baby Jogger and strong core sales growth, partially offset by a negative 510 basis point impact from foreign currency. Core sales grew 8.1 percent driven by strong innovation-led growth in the U.S. and Japan. Normalized operating income was $10.2 million, or 4.9 percent of sales, compared to $10.6 million, or 5.8 percent of sales, in the prior year, as favorable product and geographic mix was more than offset by a significant increase in advertising and promotion spend in the U.S. and Japan and the impact of negative foreign currency.

2015 Full Year Outlook

Newell Rubbermaid reaffirmed its 2015 normalized EPS guidance and raised its 2015 core sales growth guidance as follows:

2015 Outlook
Core sales growth	5.0% to 5.5%
Currency impact	(5.5%) to (6.0%)
Acquisitions net of planned/completed divestitures	3.5% to 4.0%
Net sales growth	3.0% to 3.5%
Normalized EPS	$2.14 to $2.40

Overall, the company expects foreign currency to have a negative impact of about $0.41 to $0.44 per diluted share on 2015 normalized EPS driven by the stronger U.S. dollar to most currencies. Venezuela is expected to contribute about 1.3 percentage points of the 2015 full year core sales growth guidance range of 5.0 to 5.5 percent and about $0.12 to the company’s 2015 normalized EPS guidance range of $2.14 to $2.20.

The 2015 normalized EPS guidance range excludes between $140 and $160 million of Project Renewal restructuring and other Project Renewal transformation costs, discontinued operations, foreign currency losses and other costs associated with the devaluation of the Venezuelan Bolivar, acquisition and integration costs, non-cash pension settlement costs and costs associated with the Graco recall. A reconciliation of “expected reported” results to “normalized” results is included in the appendix.

Cumulative costs of Project Renewal are expected to be $690 to $725 million pretax, with cash costs of $645 to $675 million. Project Renewal is expected to generate annualized cost savings of approximately $620 to $675 million by the end of 2017. The majority of these savings will be reinvested in new capabilities and incremental brand building investment for accelerated growth in the company’s home markets and the geographic deployment of its Win Bigger portfolio into the faster growing emerging markets.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

2016 Full Year Outlook

Newell Rubbermaid provided 2016 core sales growth and normalized EPS guidance metrics as follows:

	2016 Outlook	2016 Outlook
	Including Venezuela	Excluding Venezuela
Core sales growth	5.0% to 6.0%	4.0% to 5.0%
Currency	(2.0%) to (3.0%)	(1.0%) to (2.0%)
Acquisitions net of planned/completed divestitures	(0.5%) to 0.5%	(0.5%) to 0.5%
Net sales growth	2.5% to 3.5%	2.5% to 3.5%
Normalized EPS	$2.35 to $2.44	$2.21 to $2.30

The company expects foreign currency to have a negative impact of about $0.21 to $0.23 per diluted share on 2016 normalized EPS driven by the stronger U.S. dollar to most currencies. In this context the 2016 normalized EPS guidance represents strong double digit earnings growth on a currency neutral basis.

The 2016 normalized EPS guidance range excludes between $140 and $160 million of Project Renewal restructuring and other Project Renewal transformation costs and discontinued operations. A reconciliation of “expected reported” results to “normalized” results is included in the appendix.

Conference Call
The company’s third quarter 2015 earnings conference call will be held today, October 30, 2015, at 8:30 a.m. ET. A link to the webcast is provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s Web site at www.newellrubbermaid.com. A webcast replay and a supporting slide presentation will be made available in the Investor Relations section on the company’s Web site under Quarterly Earnings.

Non-GAAP Financial Measures
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission and includes a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
The company uses certain non-GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance using the same tools that management uses to evaluate the company’s past performance, reportable business segments and prospects for future performance and (b) determine certain elements of management’s incentive compensation.

The company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, planned and completed divestitures and changes in foreign currency from year-over-year comparisons. As reflected in the Currency Analysis, the effect of foreign currency on reported sales is determined by applying a fixed exchange rate, calculated as the 12-month average in the prior year, to the current and prior year local currency sales amounts (excluding acquisitions and planned and completed divestitures), with the difference in these two amounts being the increase or decrease in core sales, and the difference between the change in as reported sales and the change in core sales reported as the currency impact. The company’s management believes that “normalized” gross margin, “normalized” SG&A expense, “normalized” operating income, “normalized” earnings per share and “normalized” tax rates, which exclude restructuring and other expenses and one-time and other events such as costs related to product recalls, the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, discontinued operations, costs related to the acquisition and integration of acquired businesses, advisory costs for process transformation and optimization initiatives, dedicated personnel costs related to transformation initiatives under Project Renewal, asset devaluations resulting from the adoption and continued use of the SICAD Venezuelan Bolivar exchange rate and certain

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations. The company also uses core sales, normalized gross margin and normalized earnings per share as the three performance criteria in its management cash bonus plan, and the company uses core sales and normalized earnings per share as two of the three performance criteria in its performance-based equity compensation arrangements.
The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the company uses a “with” and “without” approach to determine normalized income tax expense.
While the company believes that these non-GAAP financial measures are useful in evaluating the company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

About Newell Rubbermaid

Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with 2014 sales of $5.7 billion and a strong portfolio of leading brands, including Sharpie®, Paper Mate®, Elmer’s®, Rubbermaid Commercial Products®, Irwin®, Lenox®, Parker®, Waterman®, Contigo®, Rubbermaid®, Calphalon®, Goody®, Graco®, Aprica®, Baby Jogger® and Dymo®. As part of the company’s Growth Game Plan, Newell Rubbermaid is making sharper portfolio choices and investing in new marketing and innovation to accelerate performance.

This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

Contacts:

Nancy O’Donnell	Racquel White
Vice President, Investor Relations	Vice President, Global Communications
(770) 418-7723	(770) 418-7643

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of sales, income/(loss), earnings per share, operating income, operating margin or gross margin improvements or declines, Project Renewal, capital and other expenditures, cash flow, dividends, restructuring and other project costs, costs and cost savings, inflation or deflation, particularly with respect to commodities such as oil and resin, debt ratings, changes in exchange rates, product recalls, expected benefits and financial results from recently completed acquisitions and planned divestitures and management's plans, projections and objectives for future operations and performance. These statements are accompanied by words such as "anticipate," "expect," "project," "will," "believe," "estimate" and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail, commercial and industrial sectors of the economy in light of the continuation or escalation of the global economic slowdown or regional sovereign debt issues; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers' strong bargaining power and consolidation of our retail customers; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands, including the ability to realize anticipated benefits of increased advertising and promotion spend; product liability, product recalls or regulatory actions; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; a failure of one of our key information technology systems or related controls; the potential inability to

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

attract, retain and motivate key employees; future events that could adversely affect the value of our assets and require impairment charges; our ability to improve productivity and streamline operations; changes to our credit ratings; significant increases in the funding obligations related to our pension plans due to declining asset values, declining interest rates or otherwise; the imposition of tax liabilities greater than our provisions for such matters; the risks inherent in our foreign operations, including exchange controls and pricing restrictions; our ability to complete planned acquisitions and divestitures; our ability to realize the expected benefits and financial results from our recently acquired businesses and planned divestitures; and those factors listed in our most recently filed Quarterly Report on Form 10-Q and exhibit 99.1 thereto filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Newell Rubbermaid Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)

	Three Months Ended September 30,
			YOY
	2015	2014	% Change

Net sales	$1,530.0	$1,484.5	3.1%
Cost of products sold	931.1	907.8

GROSS MARGIN	598.9	576.7	3.8%
% of sales	39.1%	38.8%

Selling, general & administrative expenses	391.3	383.8	2.0%
% of sales	25.6%	25.9%

Restructuring costs	21.0	19.7
OPERATING INCOME	186.6	173.2	7.7%
% of sales	12.2%	11.7%

Nonoperating expenses:
Interest expense, net	17.5	14.3
Other expense, net	9.3	7.7
	26.8	22.0	21.8%

INCOME BEFORE INCOME TAXES	159.8	151.2	5.7%
% of sales	10.4%	10.2%

Income taxes	25.8	28.3	(8.8)%
Effective rate	16.1%	18.7%

NET INCOME FROM CONTINUING OPERATIONS	134.0	122.9	9.0%
% of sales	8.8%	8.3%

Income (loss) from discontinued operations, net of tax	0.2	(0.6)

NET INCOME	$134.2	$122.3	9.7%
	8.8%	8.2%
EARNINGS PER SHARE:
Basic
Income from continuing operations	$0.50	$0.45
Income (loss) from discontinued operations	$—	$—
Net income	$0.50	$0.45

Diluted
Income from continuing operations	$0.49	$0.44
Income (loss) from discontinued operations	$—	$—
Net income	$0.50	$0.44

AVERAGE SHARES OUTSTANDING:
Basic	268.8	273.5
Diluted	271.0	276.4

Newell Rubbermaid Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)

	Nine Months Ended September 30,
			YOY
	2015	2014	% Change

Net sales	$4,354.9	$4,201.0	3.7%
Cost of products sold	2,647.5	2,571.7

GROSS MARGIN	1,707.4	1,629.3	4.8%
% of sales	39.2%	38.8%

Selling, general & administrative expenses	1,146.3	1,094.9	4.7%
% of sales	26.3%	26.1%

Restructuring costs	61.6	43.2
OPERATING INCOME	499.5	491.2	1.7%
% of sales	11.5%	11.7%

Nonoperating expenses:
Interest expense, net	54.8	43.7
Other expense, net	14.4	45.1
	69.2	88.8	(22.1)%

INCOME BEFORE INCOME TAXES	430.3	402.4	6.9%
% of sales	9.9%	9.6%

Income taxes	91.3	78.7	16.0%
Effective rate	21.2%	19.6%

NET INCOME FROM CONTINUING OPERATIONS	339.0	323.7	4.7%
% of sales	7.8%	7.7%

(Loss) income from discontinued operations, net of tax	(2.2)	2.1

NET INCOME	$336.8	$325.8	3.4%
	7.7%	7.8%
EARNINGS PER SHARE:
Basic
Income from continuing operations	$1.26	$1.17
(Loss) income from discontinued operations	$(0.01)	$0.01
Net income	$1.25	$1.18

Diluted
Income from continuing operations	$1.25	$1.16
(Loss) income from discontinued operations	$(0.01)	$0.01
Net income	$1.24	$1.16

AVERAGE SHARES OUTSTANDING:
Basic	269.6	277.2
Diluted	271.8	279.9

Newell Rubbermaid Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in millions)

	September 30,	September 30,
Assets:	2015	2014

Cash and cash equivalents	$266.2	$132.6
Accounts receivable, net	1,171.3	1,158.3
Inventories, net	898.8	789.4
Deferred income taxes	133.6	144.8
Prepaid expenses and other	116.5	152.3

Total Current Assets	2,586.4	2,377.4

Property, plant and equipment, net	594.1	525.3
Goodwill	2,495.5	2,439.5
Other intangible assets, net	860.1	733.6
Other assets	257.8	273.4

Total Assets	$6,793.9	$6,349.2

Liabilities and Stockholders' Equity:

Accounts payable	$679.3	$579.1
Accrued compensation	164.2	136.9
Other accrued liabilities	660.3	704.6
Short-term debt	631.4	517.0
Current portion of long-term debt	6.0	251.1

Total Current Liabilities	2,141.2	2,188.7

Long-term debt	2,097.0	1,418.7
Deferred income taxes	256.0	165.6
Other noncurrent liabilities	511.4	547.2

Stockholders' Equity - Parent	1,784.8	2,025.5
Stockholders' Equity - Noncontrolling Interests	3.5	3.5

Total Stockholders' Equity	1,788.3	2,029.0

Total Liabilities and Stockholders' Equity	$6,793.9	$6,349.2

Newell Rubbermaid Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Nine Months Ended September 30,
	2015	2014
Operating Activities:
Net income	$336.8	$325.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	128.6	114.4
Net gain from sale of discontinued operations, including impairments	—	(0.4)
Non-cash restructuring costs	5.2	5.6
Deferred income taxes	23.7	(0.7)
Stock-based compensation expense	22.0	21.3
Other, net	21.7	63.1
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	33.4	(40.9)
Inventories	(240.3)	(111.8)
Accounts payable	24.6	11.6
Accrued liabilities and other	(67.6)	(44.7)
Net cash provided by operating activities	$288.1	$343.3

Investing Activities:
Proceeds from sale of discontinued operations and noncurrent assets	$4.4	$8.0
Capital expenditures	(154.7)	(101.0)
Acquisitions and acquisition-related activity	(3.6)	(312.9)
Other	14.2	(2.5)
Net cash used in investing activities	$(139.7)	$(408.4)

Financing Activities:
Net short-term borrowings	$241.5	$343.1
Repurchase and retirement of shares of common stock	(166.3)	(262.6)
Cash dividends	(155.4)	(136.1)
Excess tax benefits related to stock-based compensation	20.0	7.6
Other stock-based compensation activity, net	(9.4)	45.0
Net cash used in financing activities	$(69.6)	$(3.0)

Currency rate effect on cash and cash equivalents	$(12.0)	$(25.6)

Increase (decrease) in cash and cash equivalents	$66.8	$(93.7)
Cash and cash equivalents at beginning of period	199.4	226.3
Cash and cash equivalents at end of period	$266.2	$132.6

Newell Rubbermaid Inc.
Financial Worksheet - Segment Reporting
(In Millions)

	2015					2014
		Reconciliation (1,2,3,4)					Reconciliation (1,2)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
Q1:
Writing	$341.8	$82.4	$0.6	$83.0	24.3%	$348.2	$76.1	$—	$76.1	21.9%	$(6.4)	(1.8)%	$6.9	9.1%
Home Solutions	364.5	38.5	0.1	38.6	10.6%	316.4	26.8	—	26.8	8.5%	48.1	15.2%	11.8	44.0%
Tools	180.4	22.2	—	22.2	12.3%	187.8	21.4	—	21.4	11.4%	(7.4)	(3.9)%	0.8	3.7%
Commercial Products	185.2	17.0	0.6	17.6	9.5%	182.6	13.8	—	13.8	7.6%	2.6	1.4%	3.8	27.5%
Baby & Parenting	192.1	0.5	11.8	12.3	6.4%	179.3	5.4	11.0	16.4	9.1%	12.8	7.1%	(4.1)	(25.0)%
Restructuring Costs	—	(27.3)	27.3	—		—	(12.0)	12.0	—		—		—
Corporate	—	(35.1)	14.0	(21.1)		—	(26.8)	7.7	(19.1)		—		(2.0)	(10.5)%
Total	$1,264.0	$98.2	$54.4	$152.6	12.1%	$1,214.3	$104.7	$30.7	$135.4	11.2%	$49.7	4.1%	$17.2	12.7%

	2015					2014
		Reconciliation (1,3,4)					Reconciliation (1,2,3)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
Q2:
Writing	$495.9	$132.5	$0.5	$133.0	26.8%	$489.3	$129.1	$4.0	$133.1	27.2%	$6.6	1.3%	$(0.1)	(0.1)%
Home Solutions	438.5	68.7	1.2	69.9	15.9%	383.4	48.7	—	48.7	12.7%	55.1	14.4%	21.2	43.5%
Tools	205.2	23.4	—	23.4	11.4%	222.3	29.9	—	29.9	13.5%	(17.1)	(7.7)%	(6.5)	(21.7)%
Commercial Products	210.6	28.9	0.1	29.0	13.8%	223.5	36.2	—	36.2	16.2%	(12.9)	(5.8)%	(7.2)	(19.9)%
Baby & Parenting	210.7	16.7	0.1	16.8	8.0%	183.7	12.2	0.4	12.6	6.9%	27.0	14.7%	4.2	33.3%
Restructuring Costs	—	(13.3)	13.3	—		—	(11.5)	11.5	—		—		—
Corporate	—	(42.2)	19.5	(22.7)		—	(31.3)	10.5	(20.8)		—		(1.9)	(9.1)%
Total	$1,560.9	$214.7	$34.7	$249.4	16.0%	$1,502.2	$213.3	$26.4	$239.7	16.0%	$58.7	3.9%	$9.7	4.0%

	2015					2014
		Reconciliation (1,3,4)					Reconciliation (1,2,3,4)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
Q3:
Writing	$459.5	$114.1	$2.3	$116.4	25.3%	$453.2	$108.3	$1.1	$109.4	24.1%	$6.3	1.4%	$7.0	6.4%
Home Solutions	459.4	76.0	0.5	76.5	16.7%	417.0	60.9	3.1	64.0	15.3%	42.4	10.2%	12.5	19.5%
Tools	196.7	20.5	—	20.5	10.4%	214.8	22.1	1.4	23.5	10.9%	(18.1)	(8.4)%	(3.0)	(12.8)%
Commercial Products	206.8	29.5	1.9	31.4	15.2%	218.0	27.5	—	27.5	12.6%	(11.2)	(5.1)%	3.9	14.2%
Baby & Parenting	207.6	10.2	—	10.2	4.9%	181.5	8.2	2.4	10.6	5.8%	26.1	14.4%	(0.4)	(3.8)%
Restructuring Costs	—	(21.0)	21.0	—		—	(19.7)	19.7	—		—		—
Corporate	—	(42.7)	20.1	(22.6)		—	(34.1)	12.0	(22.1)		—		(0.5)	(2.3)%
Total	$1,530.0	$186.6	$45.8	$232.4	15.2%	$1,484.5	$173.2	$39.7	$212.9	14.3%	$45.5	3.1%	$19.5	9.2%

	2015					2014
		Reconciliation (1,2,3,4)					Reconciliation (1,2,3,4)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
YTD:
Writing	$1,297.2	$329.0	$3.4	$332.4	25.6%	$1,290.7	$313.5	$5.1	$318.6	24.7%	$6.5	0.5%	$13.8	4.3%
Home Solutions	1,262.4	183.2	1.8	185.0	14.7%	1,116.8	136.4	3.1	139.5	12.5%	145.6	13.0%	45.5	32.6%
Tools	582.3	66.1	—	66.1	11.4%	624.9	73.4	1.4	74.8	12.0%	(42.6)	(6.8)%	(8.7)	(11.6)%
Commercial Products	602.6	75.4	2.6	78.0	12.9%	624.1	77.5	—	77.5	12.4%	(21.5)	(3.4)%	0.5	0.6%
Baby & Parenting	610.4	27.4	11.9	39.3	6.4%	544.5	25.8	13.8	39.6	7.3%	65.9	12.1%	(0.3)	(0.8)%
Restructuring Costs	—	(61.6)	61.6	—		—	(43.2)	43.2	—		—		—
Corporate	—	(120.0)	53.6	(66.4)		—	(92.2)	30.2	(62.0)		—		(4.4)	(7.1)%
Total	$4,354.9	$499.5	$134.9	$634.4	14.6%	$4,201.0	$491.2	$96.8	$588.0	14.0%	$153.9	3.7%	$46.4	7.9%

(1) Excluded items include project-related costs and restructuring costs associated with Project Renewal. Project-related costs of $57.8 million and $58.6 million of restructuring costs incurred during 2015 relate to Project Renewal. For 2014, project- related costs of $25.7 million and restructuring costs of $43.2 million relate to Project Renewal. Excluded items for 2014 also include $5.9 million of advisory costs for process transformation and optimization.

(2) Baby & Parenting normalized operating income for 2015 and 2014 excludes charges of $10.2 and $13.8 million, respectively, relating to the Graco product recall.

(3) Writing normalized operating income for 2015 and 2014 excludes charges of $2.0 million and $5.1 million, respectively associated with Venezuelan inventory resulting from changes in the exchange rate for the Venezuelan Bolivar.

(4) Home Solutions normalized operating income for 2015 excludes $1.3 million of operating costs associated with the acquisition and integration of Ignite Holdings and bubba brands, and Baby & Parenting normalized operating income for 2015 excludes $1.7 million of operating costs associated with the acquisition and integration of Baby Jogger. In addition, Writing normalized operating income for 2015 excludes $0.3 million of acquisition and integration costs associated with the acquisition of Elmer's. Home Solutions normalized operating income for 2014 excludes $3.1 million of acquisition and integration charges associated with the acquisition of Ignite.

Newell Rubbermaid Inc.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
CERTAIN LINE ITEMS
(in millions, except per share data)

	Three Months Ended September 30, 2015
	GAAP Measure	Project Renewal Costs (1)				Inventory charge from	Acquisition	Charge resulting from		Non-GAAP Measure
		Advisory	Personnel	Other	Restructuring	the devaluation of the Venezuelan	and integration	the devaluation of the Venezuelan	Discontinued		Percentage
	Reported	Cost	Costs	Costs	Costs	Bolivar (2)	costs (3)	Bolivar (4)	operations (5)	Normalized*	of Sales

Cost of products sold	$931.1	$—	$(1.9)	$(2.2)	$—	$(1.4)	$—	$—	$—	$925.6	60.5%
Gross margin	$598.9	$—	$1.9	$2.2	$—	$1.4	$—	$—	$—	$604.4	39.5%
Selling, general & administrative expenses	$391.3	$(9.8)	$(6.9)	$(2.1)	$—	$—	$(0.5)	$—	$—	$372.0	24.3%
Operating income	$186.6	$9.8	$8.8	$4.3	$19.8	$1.4	$1.7	$—	$—	$232.4	15.2%
Nonoperating expenses	$26.8	$—	$—	$—	$—	$—	$—	$(4.5)	$—	$22.3
Income before income taxes	$159.8	$9.8	$8.8	$4.3	$19.8	$1.4	$1.7	$4.5	$—	$210.1
Income taxes (8)	$25.8	$3.1	$2.8	$1.4	$6.2	$0.5	$0.6	$1.6	$—	$42.0
Net income from continuing operations	$134.0	$6.7	$6.0	$2.9	$13.6	$0.9	$1.1	$2.9	$—	$168.1
Net income	$134.2	$6.7	$6.0	$2.9	$13.6	$0.9	$1.1	$2.9	$(0.2)	$168.1
Diluted earnings per share**	$0.50	$0.02	$0.02	$0.01	$0.05	$—	$—	$0.01	$—	$0.62

	Three Months Ended September 30, 2014
	GAAP Measure		Restructuring and	Inventory charge from the	Advisory costs for process	Acquisition	Charge resulting		Non-GAAP Measure
		Product recall	restructuring-related	devaluation of the Venezuelan	transformation and	and integration	from the devaluation of the	Discontinued		Percentage
	Reported	costs (6)	costs (1)	Bolivar (2)	optimization (7)	costs (3)	Venezuelan Bolivar (4)	Operations (5)	Normalized*	of Sales

Cost of products sold	$907.8	$(2.7)	$(1.4)	$(1.1)	$—	$—	$—	$—	$902.6	60.8%
Gross margin	$576.7	$2.7	$1.4	$1.1	$—	$—	$—	$—	$581.9	39.2%
Selling, general & administrative expenses	$383.8	$0.3	$(6.1)	$—	$(5.9)	$(3.1)	$—	$—	$369.0	24.9%
Operating income	$173.2	$2.4	$27.2	$1.1	$5.9	$3.1	$—	$—	$212.9	14.3%
Nonoperating expenses	$22.0	$—	$—	$—	$—	$—	$(6.9)	$—	$15.1
Income before income taxes	$151.2	$2.4	$27.2	$1.1	$5.9	$3.1	$6.9	$—	$197.8
Income taxes (8)	$28.3	$0.9	$6.7	$(0.1)	$2.2	$0.9	$(0.3)	$—	$38.6
Net income from continuing operations	$122.9	$1.5	$20.5	$1.2	$3.7	$2.2	$7.2	$—	$159.2
Net income	$122.3	$1.5	$20.5	$1.2	$3.7	$2.2	$7.2	$0.6	$159.2
Diluted earnings per share**	$0.44	$0.01	$0.07	$—	$0.01	$0.01	$0.03	$—	$0.58
*Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Totals may not add due to rounding.

(1) Costs associated with Project Renewal during the three months ended September 30, 2015 include $22.9 million of project-related costs and $19.8 million of restructuring costs. Project-related costs include advisory and consultancy costs, compensation and related costs of personnel dedicated to transformation projects, and other project-related costs. Restructuring and restructuring-related costs during the three months ended September 30, 2014 include $7.5 million of organizational change implementation and restructuring-related costs and $19.7 million of restructuring costs incurred in connection with Project Renewal.

(2) During the three months ended September 30, 2015 and 2014, the Company recognized an increase of $1.4 million and $1.1 million, respectively, in cost of products sold resulting from increased costs of inventory due to changes in the exchange rate for the Venezuelan Bolivar.

(3) During the three months September 30, 2015, the Company incurred $1.7 million (including $1.2 million of restructuring costs) of acquisition and integration costs associated with the acquisitions of Ignite Holdings, bubba brands, Baby Jogger, and Elmer's. During the three months ended September 30, 2014, the Company incurred $3.1 million of costs associated with the acquisition and integration of Ignite Holdings.

(4) During the three months ended September 30, 2015 and 2014, the Company recognized foreign exchange losses of $4.5 million and $6.9 million, respectively, resulting from changes in the exchange rate for the Venezuelan Bolivar, which under hyperinflationary accounting is recorded in the Statement of Operations.

(5) During the three months ended September 30, 2015, the Company recognized $0.2 million of income in discontinued operations primarily associated with Endicia. During the three months ended September 30, 2014, the Company recognized net losses, including impairments, of $0.6 million in discontinued operations primarily related to Endicia and certain Culinary businesses.

(6) During the three months ended September 30, 2014, the Company recognized a $2.4 million charge associated with the Graco product recall..

(7) During the three months ended September 30, 2014, the Company recognized $5.9 million of advisory costs for process transformation and optimization initiatives.

(8) The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

Newell Rubbermaid Inc.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
CERTAIN LINE ITEMS
(in millions, except per share data)

	Nine Months Ended September 30, 2015
	GAAP Measure		Project Renewal Costs (2)				Inventory charge from	Acquisition	Charge resulting		Non-GAAP Measure
		Product recall	Advisory	Personnel	Other	Restructuring	the devaluation of the	and integration	the devaluation of the	Discont- inued		Percent- age
	Reported	costs (1)	Costs	Costs	Costs	Costs	Venezuelan Bolivar (3)	cost (4)	Venezuelan Bolivar (5)	Operat- ions (6)	Normal- ized*	of Sales

Cost of products sold	$2,647.5	$—	$—	$(3.7)	$(4.5)	$—	$(2.0)	$(1.6)	$—	$—	$2,635.7	60.5%
Gross margin	$1,707.4	$—	$—	$3.7	$4.5	$—	$2.0	$1.6	$—	$—	$1,719.2	39.5%
Selling, general & administrative expenses	$1,146.3	$(10.2)	$(31.8)	$(13.6)	$(4.2)	$—	$—	$(1.7)	$—	$—	$1,084.8	24.9%
Operating income	$499.5	$10.2	$31.8	$17.3	$8.7	$58.6	$2.0	$6.3	$—	$—	$634.4	14.6%
Nonoperating expenses	$69.2	$—	$—	$—	$—	$—	$—	$—	$(9.2)	$—	$60.0
Income before income taxes	$430.3	$10.2	$31.8	$17.3	$8.7	$58.6	$2.0	$6.3	$9.2	$—	$574.4
Income taxes (9)	$91.3	$3.3	$10.8	$5.9	$2.9	$14.5	$0.7	$2.3	$3.1	$—	$134.8
Net income from continuing operations	$339.0	$6.9	$21.0	$11.4	$5.8	$44.1	$1.3	$4.0	$6.1	$—	$439.6
Net income	$336.8	$6.9	$21.0	$11.4	$5.8	$44.1	$1.3	$4.0	$6.1	$2.2	$439.6
Diluted earnings per share**	$1.24	$0.03	$0.08	$0.04	$0.02	$0.16	$—	$0.01	$0.02	$0.01	$1.62

	Nine Months Ended September 30, 2014
	GAAP Measure		Restructur-ing	Inventory charge from the	Charge resulting from the	Advisory costs for	Acquisition			Non-GAAP Measure
		Product recall	restructur- ing-related	devaluation of the	devaluation of the	process transformation	and integration	Discontinued	Non-recurring		Percent- age
	Reported	costs (1)	costs (2)	Venezuelan Bolivar (3)	Venezuelan Bolivar (5)	and optimization (7)	costs (4)	Operations (6)	tax items (8)	Normalized*	of Sales

Cost of products sold	$2,571.7	$(11.3)	$(1.6)	$(5.1)	$—	$—	$—	$—	$—	$2,553.7	60.8%
Gross margin	$1,629.3	$11.3	$1.6	$5.1	$—	$—	$—	$—	$—	$1,647.3	39.2%
Selling, general & administrative expenses	$1,094.9	$(2.5)	$(24.1)	$—	$—	$(5.9)	$(3.1)	$—	$—	$1,059.3	25.2%
Operating income	$491.2	$13.8	$68.9	$5.1	$—	$5.9	$3.1	$—	$—	$588.0	14.0%
Nonoperating expenses	$88.8	$—	$—	$—	$(45.6)	$—	$—	$—	$—	$43.2
Income before income taxes	$402.4	$13.8	$68.9	$5.1	$45.6	$5.9	$3.1	$—	$—	$544.8
Income taxes (9)	$78.7	$5.1	$17.2	$1.3	$13.6	$2.2	$0.9	$—	$3.3	$122.3
Net income from continuing operations	$323.7	$8.7	$51.7	$3.8	$32.0	$3.7	$2.2	$—	$(3.3)	$422.5
Net income	$325.8	$8.7	$51.7	$3.8	$32.0	$3.7	$2.2	$(2.1)	$(3.3)	$422.5
Diluted earnings per share**	$1.16	$0.03	$0.18	$0.01	$0.11	$0.01	$0.01	$(0.01)	$(0.01)	$1.51
* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Totals may not add due to rounding.

(1) During the nine months ended September 30, 2015 and 2014, the Company recognized $10.2 million and $13.8 million, respectively, of charges associated with the Graco product recall.
(2) Costs associated with Project Renewal during the nine months ended September 30, 2015 include $57.8 million of project-related costs and $58.6 million of restructuring costs. Project-related costs include advisory and consultancy costs, compensation and related costs of personnel dedicated to transformation projects, and other project-related costs. Restructuring and restructuring-related costs during the nine months ended September 30, 2014 include $25.7 million of organizational change implementation and restructuring-related costs and $43.2 million of restructuring costs incurred in connection with Project Renewal.
(3) During the nine months ended September 30, 2015 and 2014, the Company recognized an increase of $2.0 million and $5.1 million, respectively, in cost of products sold resulting from increased costs of inventory due to changes in the exchange rate for the Venezuelan Bolivar.
(4) During the nine months September 30, 2015, the Company incurred $6.3 million (including $3.0 million of restructuring costs) of acquisition and integration costs associated with the acquisitions of Ignite Holdings, bubba brands, Baby Jogger, and Elmer's. During the nine months ended September 30, 2014, the Company incurred $3.1 million of costs associated with the acquisition and integration of Ignite Holdings.
(5) During the nine months ended September 30, 2015 and 2014, the Company recognized foreign exchange losses of $9.2 million and $45.6 million, respectively, resulting from the devaluation of and subsequent changes in the exchange rate for the Venezuelan Bolivar, which under hyperinflationary accounting is recorded in the Statement of Operations.
(6) During the nine months ended September 30, 2015, the Company recognized a loss of $2.2 million in discontinued operations, primarily associated with Endicia and certain Culinary businesses. During the nine months ended September 30, 2014, the Company recognized net income, net of impairments, of $2.1 million in discontinued operations, which include the results of operations of Endicia and certain Culinary businesses.
(7) During the nine months ended September 30, 2014, the Company recognized $5.9 million of advisory costs for process transformation and optimization initiatives.
(8) During the nine months ended September 30, 2014, the Company recognized non-recurring income tax benefits of $3.3 million resulting from the resolution of various income tax contingencies and the expiration of various statutes of limitation.
(9) The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

Newell Rubbermaid Inc.
Three Months Ended September 30, 2015
In Millions

Currency Analysis

By Segment
	Net Sales, As Reported			Core Sales (1)
					Less				Less			Inc. (Dec.)		Year-Over-Year Increase (Decrease)
			Increase		Planned Divest-	Less Acquis-	2015 Core		Planned Divest-	2014	Constant Currency	Excl. Planned Divest. &	Currency	Exclud-ing	Includ-ing	Currency	Acquisit-	Planned Divest-	Core Sales
	2015	2014	(Decrease)	2015	itures (2)	itions	Sales	2014	itures (2)	Core Sales	Inc. (Dec.)	Acquisitions	Impact	Currency	Currency	Impact	ions	itures (2)	Growth (1)

Writing	$459.5	$453.2	$6.3	$508.2	$—	$—	$508.2	$457.9	$—	$457.9	$50.3	$50.3	$(44.0)	11.0%	1.4%	(9.6)%	—%	—%	11.0%
Home Solutions	459.4	417.0	42.4	466.0	83.3	47.7	335.0	416.2	83.9	332.3	49.8	2.7	(7.4)	12.0%	10.2%	(1.8)%	11.5%	(0.3)%	0.8%
Tools	196.7	214.8	(18.1)	220.2	—	—	220.2	213.6	—	213.6	6.6	6.6	(24.7)	3.1%	(8.4)%	(11.5)%	—%	—%	3.1%
Commercial Products	206.8	218.0	(11.2)	213.5	3.8	—	209.7	217.5	15.2	202.3	(4.0)	7.4	(7.2)	(1.8)%	(5.1)%	(3.3)%	—%	(5.5)%	3.7%
Baby & Parenting	207.6	181.5	26.1	216.4	—	20.7	195.7	181.1	—	181.1	35.3	14.6	(9.2)	19.5%	14.4%	(5.1)%	11.4%	—%	8.1%

Total Company	$1,530.0	$1,484.5	$45.5	$1,624.3	$87.1	$68.4	$1,468.8	$1,486.3	$99.1	$1,387.2	$138.0	$81.6	$(92.5)	9.3%	3.1%	(6.2)%	4.6%	(1.2)%	5.9%

Win Bigger Businesses Core Sales Growth (3)	$908.3	$850.9	$57.4	$983.4	$—	$47.7	$935.7	$860.4	$—	$860.4	$123.0	$75.3	$(65.6)	14.3%	6.7%	(7.6)%	5.5%	—%	8.8%

By Geography

United States	$1,118.5	$1,034.3	$84.2	$1,118.5	$82.7	$59.7	$976.1	$1,034.3	$93.3	$941.0	$84.2	$35.1	$—	8.1%	8.1%	—%	5.8%	(1.4)%	3.7%
Canada	65.9	79.0	(13.1)	76.4	4.4	1.2	70.8	77.4	5.8	71.6	(1.0)	(0.8)	(12.1)	(1.3)%	(16.6)%	(15.3)%	1.6%	(1.7)%	(1.1)%
Total North America	1,184.4	1,113.3	71.1	1,194.9	87.1	60.9	1,046.9	1,111.7	99.1	1,012.6	83.2	34.3	(12.1)	7.5%	6.4%	(1.1)%	5.5%	(1.4)%	3.4%

Europe, Middle East and Africa	143.1	156.1	(13.0)	171.8	—	7.5	164.3	156.9	—	156.9	14.9	7.4	(27.9)	9.5%	(8.3)%	(17.8)%	4.8%	—%	4.7%
Latin America	109.6	116.0	(6.4)	152.1	—	—	152.1	120.2	—	120.2	31.9	31.9	(38.3)	26.5%	(5.5)%	(32.0)%	—%	—%	26.5%
Asia Pacific	92.9	99.1	(6.2)	105.5	—	—	105.5	97.5	—	97.5	8.0	8.0	(14.2)	8.2%	(6.3)%	(14.5)%	—%	—%	8.2%
Total International	345.6	371.2	(25.6)	429.4	—	7.5	421.9	374.6	—	374.6	54.8	47.3	(80.4)	14.6%	(6.9)%	(21.5)%	2.0%	—%	12.6%

Total Company	$1,530.0	$1,484.5	$45.5	$1,624.3	$87.1	$68.4	$1,468.8	$1,486.3	$99.1	$1,387.2	$138.0	$81.6	$(92.5)	9.3%	3.1%	(6.2)%	4.6%	(1.2)%	5.9%

(1) "Core Sales" is determined by applying a fixed exchange rate, calculated as the 12-month average in 2014, to the current and prior year local currency sales amounts, with the difference between the change in "As Reported" sales and the change in "Core Sales" reported in the table as "Currency Impact". Core Sales Growth excludes the impact of currency, acquisitions and planned and actual divestitures from the period the intent to divest is determined through the date of sale.

(2) Actual and planned divestitures represent the Rubbermaid medical cart business and Levolor and Kirsch window coverings brands ("Décor").

(3) Win Bigger businesses include Writing & Creative Expression, which is included in the Writing segment, Tools, Commercial Products (excluding Medical) and Food & Beverage, which is included in the Home Solutions segment.

Newell Rubbermaid Inc.
Nine Months Ended September 30, 2015
In Millions

Currency Analysis

By Segment
	Net Sales, As Reported			Core Sales (1)
					Less				Less			Inc. (Dec.)		Year-Over-Year Increase (Decrease)
			Increase		Planned Divest-	Less Acquis-	2015 Core		Planned Divest-	2014	Constant Currency	Excl. Planned Divest. &	Currency	Exclud-ing	Including	Currency	Acquisit-	Planned Divest-	Core Sales
	2015	2014	(Decrease)	2015	itures (2)	itions	Sales	2014	itures (2)	Core Sales	Inc. (Dec.)	Acquisitions	Impact	Currency	Currency	Impact	ions	itures (2)	Growth (1)

Writing	$1,297.2	$1,290.7	$6.5	$1,418.0	$—	$—	$1,418.0	$1,284.5	$—	$1,284.5	$133.5	$133.5	$(127.0)	10.4%	0.5%	(9.9)%	—%	—%	10.4%
Home Solutions	1,262.4	1,116.8	145.6	1,276.9	83.3	151.5	1,042.1	1,115.7	83.9	1,031.8	161.2	10.3	(15.6)	14.4%	13.0%	(1.4)%	13.6%	(0.2)%	1.0%
Tools	582.3	624.9	(42.6)	635.4	—	—	635.4	619.9	—	619.9	15.5	15.5	(58.1)	2.5%	(6.8)%	(9.3)%	—%	—%	2.5%
Commercial Products	602.6	624.1	(21.5)	619.5	26.5	—	593.0	621.6	54.1	567.5	(2.1)	25.5	(19.4)	(0.3)%	(3.4)%	(3.1)%	—%	(4.8)%	4.5%
Baby & Parenting	610.4	544.5	65.9	633.9	—	65.6	568.3	541.4	—	541.4	92.5	26.9	(26.6)	17.1%	12.1%	(5.0)%	12.1%	—%	5.0%

Total Company	$4,354.9	$4,201.0	$153.9	$4,583.7	$109.8	$217.1	$4,256.8	$4,183.1	$138.0	$4,045.1	$400.6	$211.7	$(246.7)	9.6%	3.7%	(5.9)%	5.2%	(0.8)%	5.2%

Win Bigger Businesses Core Sales Growth (3)	$2,524.2	$2,336.7	$187.5	$2,702.1	$—	$151.5	$2,550.6	$2,347.2	$—	$2,347.2	$354.9	$203.4	$(167.4)	15.1%	8.0%	(7.1)%	6.5%	—%	8.7%

By Geography

United States	$3,153.2	$2,884.1	$269.1	$3,153.2	$104.2	$200.5	$2,848.5	$2,884.1	$130.8	$2,753.3	$269.1	$95.2	$—	9.3%	9.3%	—%	7.0%	(1.1)%	3.5%
Canada	180.5	208.9	(28.4)	204.8	5.6	2.3	196.9	206.8	7.2	199.6	(2.0)	(2.7)	(26.4)	(1.0)%	(13.6)%	(12.6)%	1.1%	(0.8)%	(1.4)%
Total North America	3,333.7	3,093.0	240.7	3,358.0	109.8	202.8	3,045.4	3,090.9	138.0	2,952.9	267.1	92.5	(26.4)	8.6%	7.8%	(0.8)%	6.6%	(1.1)%	3.1%

Europe, Middle East and Africa	437.7	508.3	(70.6)	524.3	—	14.3	510.0	499.0	—	499.0	25.3	11.0	(95.9)	5.1%	(13.9)%	(19.0)%	2.9%	—%	2.2%
Latin America	313.6	310.8	2.8	402.9	—	—	402.9	308.0	—	308.0	94.9	94.9	(92.1)	30.8%	0.9%	(29.9)%	—%	—%	30.8%
Asia Pacific	269.9	288.9	(19.0)	298.5	—	—	298.5	285.2	—	285.2	13.3	13.3	(32.3)	4.7%	(6.6)%	(11.3)%	—%	—%	4.7%
Total International	1,021.2	1,108.0	(86.8)	1,225.7	—	14.3	1,211.4	1,092.2	—	1,092.2	133.5	119.2	(220.3)	12.2%	(7.8)%	(20.0)%	1.3%	—%	10.9%

Total Company	$4,354.9	$4,201.0	$153.9	$4,583.7	$109.8	$217.1	$4,256.8	$4,183.1	$138.0	$4,045.1	$400.6	$211.7	$(246.7)	9.6%	3.7%	(5.9)%	5.2%	(0.8)%	5.2%

(1) "Core Sales" is determined by applying a fixed exchange rate, calculated as the 12-month average in 2014, to the current and prior year local currency sales amounts, with the difference between the change in "As Reported" sales and the change in "Core Sales" reported in the table as "Currency Impact". Core Sales Growth excludes the impact of currency, acquisitions and planned and actual divestitures from the period the intent to divest is determined through the date of sale.

(2) Actual and planned divestitures represent the Rubbermaid medical cart business on a year-to-date basis and Levolor and Kirsch window coverings brands ("Décor") for the third quarter.

(3) Win Bigger businesses include Writing & Creative Expression, which is included in the Writing segment, Tools, Commercial Products (excluding Medical) and Food & Beverage, which is included in the Home Solutions segment.

Newell Rubbermaid Inc.
Reconciliation of Normalized EPS Guidance
Year Ending December 31, 2015 and 2016

Year Ending December 31, 2015	Year Ending
December 31, 2015
Diluted earnings per share	$1.59 to $1.65
Graco product recall	$0.03
Restructuring and other Project Renewal costs	$0.35 to $0.45
Acquisition and integration costs	$0.01
Devaluation of the Venezuelan Bolivar	$0.02
Pension settlement charge	$0.08 to $0.10
Discontinued operations	$(0.01) to $0.01
Normalized earnings per share	$2.14 to $2.20

Year Ending December 31, 2016

Year Ending
Excluding Venezuela	December 31, 2016
Diluted earnings per share	$1.81 to $1.90
Restructuring and other Project Renewal costs	$0.35 to $0.45
Normalized earnings per share	$2.21 to $2.30

Year Ending
Including Venezuela	December 31, 2016
Diluted earnings per share	$1.95 to $2.04
Restructuring and other Project Renewal costs	$0.35 to $0.45
Normalized earnings per share	$2.35 to $2.44